Exhibit 99.1

NEWS RELEASE	PICO HOLDINGS, INC.

FOR IMMEDIATE RELEASE
     PICO HOLDINGS, INC. RAISES $104.5 MILLION IN PRIVATE PLACEMENT OF COMMON STOCK
     (LA JOLLA, CALIFORNIA)—March 1, 2007 —PICO Holdings, Inc. (NASDAQ: PICO) announced today that it has entered into definitive agreements to sell 2,823,000 shares of newly-issued common stock to institutional investors at a price of $37 per share. It is anticipated that the net proceeds to the company, after issuance costs, will be approximately $100.2 million. ThinkEquity Partners LLC acted as sole placement agent for this transaction. The transaction is expected to close promptly upon the company’s receipt of funds.
     These shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from these registration requirements. PICO has agreed to file a Form S-3 registration statement with the Securities and Exchange Commission to register the resale of the newly-issued 2,823,000 shares of common stock after the closing of the transaction.
     PICO’s President and Chief Executive Officer, John Hart, stated:
     “There was substantial interest for this offering, which we placed with several premier financial institutions. The proceeds will be used primarily by our water resource subsidiary, Vidler Water Company, to acquire further strategic water assets for groundwater development in the southwest United States as well as to provide for infrastructure costs to improve, expand and develop production, storage and reclamation activities to generate additional water supplies. As growth continues to occur in the Southwest, demand for scarce water resources increases. With this additional capital and as a leading private developer of water resources, Vidler is well positioned to help resolve these shortages.”
ABOUT PICO HOLDINGS, INC.
     PICO is a diversified holding company. PICO seeks to build and operate businesses where significant value can be created from the development of unique assets, and to acquire businesses which we identify as undervalued and where our participation can aid in the recognition of the business’s fair value, as well as create additional value.
     Our objective is to maximize long-term shareholder value. We manage our operations to achieve a superior return on net assets over the long term, as opposed to short-term earnings. For example, we have been operating two of our major subsidiaries, Vidler Water Company, Inc. and Nevada Land and Resource Company, LLC, for over 10 years. Vidler Water Company, Inc. develops and owns water resources and water storage operations in the southwestern United States, primarily in Nevada and Arizona. Nevada Land & Resource Company, LLC, currently owns property in Nevada, and certain mineral rights and water rights related to the property.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This press release contains “forward-looking statements” within the meaning of securities law and it is the Company’s intent that such statements be protected by the safe harbor created by the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding: the expected closing of the private placement transaction, the Company’s plans to acquire further strategic water assets, and the future operations and growth plans of the Company and its Vidler subsidiary. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to a) uncertainties and fluctuations in the stock markets; b) the continued growth in the Southwest region and the corresponding need for strategic water assets; c) the Company’s ability to serve growing markets; d) the Company’s ability to identify promising businesses in which the Company can create value, as well as other risks and uncertainties detailed from time to time in PICO’s filings with the Securities and Exchange Commission.
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CONTACT:	Max Webb	Chief Financial Officer	(858) 456-6022 ext. 216

875 Prospect Street, Suite 301 • La Jolla, California 92037-4264
Phone: (858) 456-6022 • Fax: (858) 456-6480 • www.picoholdings.com